Exhibit 99.1

American Cannabis Company, Inc. (AMMJ) Completes Name and Stock Symbol Change

American Cannabis Company Begins Trading Under Ticker AMMJ

DENVER, CO – October 10, 2014 / - American Cannabis Company Inc. (OTCQB: AMMJ) (the “Company” or “ACC”) an industry-specific products and services business today announced the completion of its merger with Brazil Interactive Media (BIMI) and formal name change to American Cannabis Company, Inc. In coordination with the Company’s name change, ACC shares will begin trading under its new, FINRA-approved ticker, AMMJ.

As part of the merger between Brazil Interactive and American Cannabis Company announced to the SEC on September 10, 2014, all shareholders of record have been notified of the name change. ACC continued as the surviving corporation after the transactions completed by the merger. Each share of BIMI common stock converted into and was exchanged for one share of common stock of American Cannabis Company and formally changed its name to “American Cannabis Company, Inc.” Upon the consummation of the transaction, ACC’s current management team owns 70% of the approximate 40.4 million shares outstanding.

Effective immediately, Brazil Interactive Media will be known as American Cannabis Company Inc. All financial and shareholder updates provided by the Company will reflect the operations of American Cannabis Company. Per FINRA’s approval of the Company’s application for a new ticker, effective today, ACC will begin reporting under its new OTCQB ticker, AMMJ.

American Cannabis Company also upgraded its Website, www.americancannabiscompanyinc.com. The upgraded site includes descriptions and videos of its products and services designed to educate and support first time customers looking to obtain a license, newly-licensed business in need of operational support and guidance, and existing business who require ongoing products to support their licensed business. The upgraded site also has a full-service “investors” section complete with news, SEC filings, Management and Board bios which meet the standards of a fully-listed company on a national exchange.

“We have worked hard to get to this point in our fast-growing relationship with public markets,” began Corey Hollister, CEO of American Cannabis Company, Inc. “The validation provided by the acceptance of our 14C filing with the SEC and other recently-approved mergers and registration statements for companies in the medical marijuana space is an encouraging sign that our industry is maturing on capital markets. We intend to uphold the highest standards possible on disclosures to the market, timely and concise filings to regulators, investor access to our management team at conferences and shareholder events, and a steady flow of news and updates to the investment public. We look forward to a long-term relationship with the investment public and gaining the trust and confidence of AMMJ investors who follow our story and growth. ”

About American Cannabis Company:

American Cannabis Company ("ACC") operates two vertically integrated businesses, American Cannabis Consulting and The Trade Winds Inc., which together deliver an end-to-end solution for its customers and clients. Through these businesses, ACC provides industry specific advisory and consulting services, manufactures cultivation products and facilities, and manages a strategic group partnership that produces private label customer products. ACC has successfully procured legalized-cannabis licenses for its clients in several states and is accessing existing and new growth opportunities, in both domestic and international markets. Further, it has successfully commercialized ‘The Satchel™’, its proprietary child-resistant bag for dispensaries which ensures the proper handling of cannabis, and the ‘Cultivation Cube™’, its proprietary self-contained, climate-controlled cultivation unit which provides growing operations with the benefits of increased production and lean manufacturing efficiencies, resulting in enhanced risk mitigation and greater speed to market.

For more information, please visit: www.americancannabiscompanyinc.com

Forward Looking Statements

This news release contains "forward-looking statements" which are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

Contact:

John Mattio

Corporate, Media and Investor Communications

Phone: (720) 466-3789

john@americancannabisconsulting.com